                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

     Filed by the registrant [x]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [ ] Definitive proxy statement.

     [x] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                                 CONSECO, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [x] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                                                                    CONSECO LOGO

                                   SUPPLEMENT
                               DATED JUNE 8, 2000
                                       TO
                                PROXY STATEMENT
                                       OF
                                 CONSECO, INC.

INTRODUCTION

     This supplement is being provided to holders of Common Stock and Series F Common-Linked Convertible Preferred Stock of Conseco, Inc., an Indiana corporation ("Conseco" or the "Company"), for the purpose of supplementing the Proxy Statement dated May 23, 2000, which was furnished to holders of Conseco Voting Stock in connection with the solicitation of proxies by the Board of Directors of Conseco for use at the Annual Meeting of Shareholders of Conseco (the "Annual Meeting"). The Annual Meeting is scheduled to be held on June 23, 2000, at the Conseco Conference Center, 530 College Drive, Carmel, Indiana, commencing at 11:00 a.m., local time.

     As more fully described in the Proxy Statement, at the Annual Meeting you will be asked to vote on the election of four directors to serve until the 2003 Annual Meeting of Shareholders and a shareholder proposal.

     The purpose of this supplement is to update certain information in the Proxy Statement to reflect recent developments concerning Conseco's stock purchase plans.

     This supplement is first being mailed to shareholders on or about June 8, 2000. This supplement should be read in conjunction with Conseco's Proxy Statement dated May 23, 2000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     As reported in the Proxy Statement, Conseco has adopted stock purchase plans (the "Purchase Plans") to encourage direct, long-term ownership of Common Stock by Directors, executive officers and certain key employees. Purchases of Common Stock under the Purchase Plans were financed by personal loans made to the participants from banks. The loans are secured by the Common Stock purchased and are guaranteed by Conseco. Conseco has recourse to the participants if it incurs a loss under its guarantee. The Proxy Statement discloses for each Named Officer, Director and executive officer (or by affiliated trusts or limited partnerships of such person) the aggregate number of shares of Common Stock purchased, the largest aggregate amount owed on the guaranteed bank loans during 1999 and the aggregate principal balances on May 8, 2000. Conseco and the participants in its 1999 Director and Executive Officer Stock Purchase Plan (the "1999 Plan") recently refinanced approximately $145 million principal amount of the guaranteed bank loans. Another $5 million principal amount of the guaranteed loans made in the 1999 Plan were repaid after May 8, 2000. The following participants paid the amounts indicated on their loans under the 1999 Plan after May 8, 2000: Mr. Coss -- $4,689,833; Mr. Hathaway -- $212,585; Mr.
Mutz -- $59,442; and Mr. Sabl -- $212,585. The interest rate on the refinanced loans was increased to prime plus 1.50% or LIBOR plus 2.50%. At the same time as the refinancing of the guaranteed bank loans, Conseco entered into a new $155 million additional working capital facility. Conseco granted a security interest in most of its assets to secure its guarantee of the refinanced loans and the new working capital facility.

     The refinancing of the guaranteed bank loans under the 1999 Plan was approved by a special committee of the Board of Directors consisting of directors who either had never been participants in the 1999 Plan or who had repaid their 1999 Plan loans in full. The special committee also approved continuing to advance interest and fees payable on the refinanced loans to the participants in the 1999 Plan through September 1, 2000.

VOTING PROCEDURES

     Enclosed for your convenience is an additional proxy card. If you have not already voted or would like to change your vote, please complete, sign, date and promptly return the enclosed proxy card in the enclosed envelope. If we receive the enclosed proxy card, duly executed and dated, prior to the Annual Meeting, any proxy that you previously granted will be, without further action, revoked. Any proxy previously granted to us may also be revoked by delivering written notice of revocation to the Secretary of Conseco, prior to the time voting is declared closed or by attending the Annual Meeting and voting in person.

          IF YOU HAVE ALREADY RETURNED A PROXY CARD AND DO NOT WISH TO
                CHANGE YOUR VOTE, NO FURTHER ACTION IS REQUIRED.

     If you require an additional copy of the Proxy Statement, please contact us at 317/817-2893. Please address all written requests to Conseco, Inc., 11825 North Pennsylvania Street, Carmel, Indiana 46032, Attention: Investor Relations.

Carmel, Indiana
June 8, 2000